Securities and Exchange Commission

                       Washington, DC  20549

                             Form 8-K

                          Current Report

              Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act 1934


                  Date of Report October 13, 1998
                 (Date of earliest event reported)



                  Salton Sea Funding Corporation
      (Exact name of registrant as specified in its charter)



  Delaware                   33-95538              47-0790493
(State of other          (Commission File       (IRS  Employer
 jurisdiction of              Number)         Identification No.)
 incorporation)



 302 South 36th Street, Suite 400,  Omaha, NE         68131
   (Address of principal executive offices)         Zip Code




Registrant's Telephone Number, including area code:    (402) 341-4500




                              N/A
 (Former name or former address, if changed since last report)

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Item 5.  Other Events

     On October 13, 1998, the Registrant completed an institutional placement of $285 million principal amount of its 7.45% Senior Secured Series F Bonds due November 30, 2018. These Bonds are secured by the stock of the Registrant.

      Proceeds from the issuance of Funding Corporation Bonds will be used to fund construction of two new geothermal projects at the Salton Sea totaling 59MW, to partially fund the costs of construction of the related 30,000 metric tonne/year Zinc Recovery Project, to fund a portion of the costs associated with the upgrade of certain brine processing facilities and for other capital improvements to the steamfield and related facilities at the existing Salton Sea projects.

      The Funding Corporation Bonds have received investment grade ratings from Standard & Poor's and Moody's Investor Service of BBB-and Baa2, respectively.

     Certain information included in this report contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Registrant to differ materially from any expected future results or performance, expressed or implied , by the forward-looking statements.

                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Salton Sea Funding Corporation




                              By:   \s\ Douglas L. Anderson
                                        Douglas L. Anderson
                                        Assistant Secretary and
                                        Assistant General Counsel




Dated: October 13, 1998